As filed with the Securities and Exchange Commission on July 1, 2019

Registration No. 333-156777

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CITIZENS FIRST CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Kentucky	61-0912625
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1065  Ashley Street

Bowling Green, KY  42103

(270) 393-0700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

M. Todd Kanipe, President and CEO

Citizens First Corporation

1065 Ashley Street

Bowling Green, KY  42103

(270) 393-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☑

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on January 16, 2009 by Citizens First Corporation, a Kentucky corporation (the “Registrant”):

•	Registration Statement on Form S-3, File No. 333-156777, registering securities of up to $1,316,849 aggregate offering price.

On July 1, 2019, pursuant to the Agreement and Plan of Reorganization dated February 21, 2019 between German Amerian Bancorp, Inc. (“German American”), the Registrant, Citizens First Bank,  Inc. and German American Bank,  the Registrant merged with and into German American, with German American being the surviving entity (the “Merger”).

In connection with the Merger, the Registrant has terminated any offering of the Registrant’s securities pursuant to the Registration Statement. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold or unissued at the termination of the offering, the Registrant hereby amends the Registration Statement by deregistering all shares that remain unsold or unissued under such Registration Statement, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bowling Green, State of Kentucky on July 1, 2019.

CITIZENS FIRST CORPORATION

/s/ Steve Marcum
Steve Marcum
Executive Vice President and Chief Financial Officer